UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2011

LaCROSSE FOOTWEAR, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-23800	39-1446816
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

17634 NE Airport Way, Portland, Oregon 97230

(Address of principal executive offices, including zip code)

(503) 262-0110

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 23, 2011, LaCrosse Footwear, Inc. (the “Company”) entered into a Third Amended and Restated Credit Agreement with Wells Fargo Bank, National Association (“Wells Fargo”), as lender (the “Restated Credit Agreement”). The Restated Credit Agreement supersedes the former credit agreement between the parties and extends the term of the credit arrangement to May 1, 2015. The former credit agreement between the parties was scheduled to expire on June 30, 2012. The Restated Credit Agreement is dated effective as of December 22, 2011.

As with the superseded credit agreement, amounts borrowed under the Restated Credit Agreement are primarily secured by substantially all of the assets of the Company. The maximum aggregate principal amount of borrowings allowed from January 1 to May 31 is $22.5 million. The maximum aggregate principal amount of borrowings allowed from June 1 to December 31 is $35 million.

In connection with the Restated Credit Agreement, the Company executed and delivered a new revolving line of credit note to supersede the note under the prior credit agreement (the “Restated Note”). The Restated Note provides that the outstanding principal balance of the Restated Note shall bear interest either (i) at a fluctuating rate per annum equal to the daily one month LIBOR in effect from time to time, plus 1.75%, or (ii) at a fixed rate per annum equal to LIBOR in effect on the first day of the applicable fixed rate term, plus 1.75%. The Company is obligated under the Restated Credit Agreement to comply with certain financial covenants, including requirements to: (i) maintain a minimum tangible net worth of not less than $45 million, increased as of the end of each fiscal quarter (commencing September 25, 2011) by an amount equal to 25% of quarterly net income after taxes; (ii) maintain a ratio of liabilities to tangible net worth of not more than 1.5/1.0; (iii) maintain minimum quarterly net income after taxes on a trailing four quarter basis of at least $1.00; and (iv) maintain a current ratio of at least 1.75/1.0. In addition, the Company’s capital expenditures must remain at or below $8 million per fiscal year. Also, the Company is restricted from issuing dividends of more than $12 million annually. The Company is obligated under the Restated Credit Agreement to pay Wells Fargo an annual fee equal to 0.2% of the average daily unused amount of the line of credit.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Disclosure under Item 1.01 above of the Company’s entrance into a Third Amended and Restated Credit Agreement dated as of December 22, 2011 is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

LaCROSSE FOOTWEAR, INC.

Dated: December 28, 2011	By:	/s/ David P. Carlson
David P. Carlson
Executive Vice President and Chief Financial Officer